Exhibit 4.2

October 31, 2008

MGP Ingredients, Inc.
Midwest Grain Pipeline, Inc.
100 Commercial Street
Atchison, Kansas 66002

Re:           Standstill Period Extension

Ladies and Gentlemen:

This letter concerns the Credit Agreement dated as of May 5, 2008, among MGP Ingredients, Inc., Midwest Grain Pipeline, Inc., Commerce Bank, N.A., as Agent, Issuing Bank and Swingline Lender, and the Banks party thereto, as amended by a First Amendment to Credit Agreement dated as of September 3, 2008 (as so amended, the "Credit Agreement").  Capitalized terms used and not defined in this letter have the meanings given to them in the Credit Agreement.

By executing and delivering this letter, the parties to the Credit Agreement agree that:

1.	The "October 31, 2008" date referred to in Section 3.19 of the Credit Agreement is amended to read "November 10, 2008".

2.	Except as amended hereby, the Credit Agreement and the other Credit Documents shall remain in full force and effect and be binding on the parties thereto in accordance with their respective terms.

3.	Nothing in this letter constitutes a waiver of any Default or Event of Default that may exist on the date hereof, and nothing in this letter obligates any party to enter into any future agreement.

4.
This letter shall not be effective until each party has signed this letter and delivered it to the Agent.  This letter may be validly executed and delivered by fax, e-mail or other electronic means, and by use of multiple counterpart signature pages.  This letter shall be governed by the same law that governs the Credit Agreement.

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MGP Ingredients, Inc.
Midwest Grain Pipeline, Inc.
October 31, 2008

If you are in agreement with the provisions of this letter, please sign this letter in the space provided and return this letter or your signature page to the Agent.

Regards COMMERCE BANK, N.A., as Agent, Issuing Bank, Swingline Lender and a Bank

By: /s/Wayne C. Lewis
Name:  Wayne C. Lewis
        Title:  vice President

AGREED TO:

MGP INGREDIENTS, INC.                                                  BMO CAPITAL MARKETS FINANCING, INC.

By: /s/ Robert Zonneveld
By: /s/ B.W. Stratton
      Name: Robert. Zonneveld                                                 Name: B.W. Stratton
      Title: Vice President Finance & CFO                               Title:  vice President

MIDWEST GRAIN PIPELINE, INC.                                   NATIONAL CITY BANK

By: /s/ Robert Zonneveld                                                        By:/s/ Michael Cortese
      Name: Robert Zonneveld                                                  Name: Micael Cortese
      Title: Vice President Finance & CFO                                Title: Officer